Exhibit 4.9

EXECUTION COPY

SUPPLEMENT TO SECURITY AGREEMENT

Supplement No. 1 (this “Supplement”) dated as of January 29, 2010,  to the Security Agreement dated as of October 9, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and U.S. Bank National Association, in its capacity as Collateral Agent for the Secured Parties (together with its successors, “Collateral Agent”), U.S. Bank National Association as Trustee and each Additional Pari Passu Agent party thereto.

W I T N E S S E T H:

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, pursuant to the Indenture or an Permitted Additional Pari Passu Lien Agreement, the Company must execute and deliver a supplement to the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Collateral Agent, for the benefit of Secured Parties;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1.             In accordance with SECTION 4.5 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Collateral Agent, for the benefit of the Secured Parties, a security interest in and security title to all Collateral of such New Grantor to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is incorporated herein by reference.

2.             Each New Grantor represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.             This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4.             Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5.             This Supplement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, each New Grantor and Collateral Agent has duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:

TOPS PT, LLC

	By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	President and Chief Executive Officer

US BANK NATIONAL ASSOCIATION,
as Collateral Agent

	By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President